Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Organized Under
Name	Laws Of
Belco Technologies Corporation	Delaware
DuPont (Australia) Ltd.	Australia
DuPont (Changshu) Fluoro Technology Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Investments	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Argentina S.A.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Capital Management Corporation	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs GmbH	Austria
DuPont de Colombia, S.A.	Colombia
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Groupe S.A.R.L.	France
DuPont de Nemours Holding SA	Switzerland
DuPont de Nemours International S.A.	Switzerland
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Feedstocks Company	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International Operations SARL	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont Limited Partnership	Canada
DuPont Mexico S.A. de C.V.	Mexico
DuPont Operations, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Performance Coating France SAS	France
DuPont Performance Coating Nederland BV	The Netherlands

Organized Under
Name	Laws Of
DuPont Performance Coatings (U.K.) Ltd.	United Kingdom
DuPont Performance Coatings Austria GmbH	Austria
DuPont Performance Coatings GmbH	Germany
DuPont Performance Coatings Iberica, S.L.	Spain
DuPont Performance Elastomers, L.L.C.	Delaware
DuPont Powder Coatings USA, Inc.	Delaware
DuPont Taiwan Limited	Taiwan
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
First Chemical Texas, L.P.	Delaware
Holding DuPont S.A. de C.V.	Mexico
Liqui-Box Corporation	Ohio
Magellan Systems International, L.L.C.	Virginia
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.